Exhibit 10.14

                                   ICOA, INC.
                  111 AIRPORT ROAD, WARWICK, RHODE ISLAND 02889

                                                June 13, 2001

LAURUS MASTER FUND, LTD.
c/o Onshore Corporate Services Ltd.
P.O. Box 1234 G.T., Queensgate House
South Church Street, Grand Cayman, Cayman Islands

Ladies and Gentlemen:

          Reference is made to the Subscription Agreement, dated May 14, 2001 (the "Subscription Agreement") between Laurus Master Fund, Ltd. (the "Subscriber") and ICOA, Inc., a Nevada corporation (the "Company"), pursuant to which the Company issued (a) a Note dated May 14, 2001 in the principal amount of $400,000 (the "Note") to the Subscriber, convertible according to the terms thereof into shares of common stock of the Company, par value $.0001 per share (the "Common Stock"), and (b) a Warrant dated May 14, 2001 to purchase up to 4,000,000 shares of Common Stock (the "Warrant", and together with the Subscription Agreement, the Note and the related documents dated May 14, 2001, by and between the Subscriber and the Company, collectively, the "Transaction Documents") to the Subscriber.

          Reference is also made to the Subscription Agreement, dated on or about the date hereof (the "New Subscription Agreement") between the Subscriber and the Company, pursuant to which the Company issued (a) a Note dated on or about the date hereof in the principal amount of $400,000 (the "New Note") to the Subscriber, convertible according to the terms thereof into shares of Common Stock, and (b) a Warrant dated on or about the date hereof to purchase up to 4,000,000 shares of Common Stock (the "New Warrant", and together with the New Subscription Agreement, the New Note and the other documents dated on our about the date hereof, by and between the Subscriber and the Company, collectively, the "New Transaction Documents") to the Subscriber. All terms defined in the Subscription Agreement and/or the New Subscription Agreement shall have the same meaning when used in this amendment and waiver unless otherwise defined herein.

          In connection with the parties' entering into the agreements contemplated by the New Transaction Documents, including to permit the Company to issue the New Note and the New Warrant to the Subscriber, the Subscriber hereby waives its rights and any and all agreements and requirements contained in the Transaction Documents, to the fullest extent necessary to consummate the agreements and transactions contemplated by the New Transaction Documents and to permit future issuances of securities, if any, by the Company to the Subscriber, including, without limitation, the offering and sale restrictions contained in
Section 11 of the Subscription Agreement, and the anti-dilution provisions contained in Section 2.1(c)(D) of Note and Section 3.4 of the Warrant.


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Laurus Master Fund, Ltd.
June 13, 2001
page 2/2


          The Subscriber further waives the offering and sale restrictions contained in Section 11 of each of the Subscription Agreement and the New Subscription Agreement, to the extent necessary to permit the issuance of (A) options to (i) David Sarna to purchase 444,444 shares of Common Stock, and (ii) Melvyn Applebaum to purchase 500,000 shares of Common Stock (each of the foregoing issuances, the "Consultants' Options"), and (B) any securities issued upon exercise of the Consultants' Options (the "Option Shares"); and each of the Consultants' Options and Option Shares shall be deemed included within the definitions of "Excepted Issuances" set forth in Section 11 of each of the Subscription Agreement and the New Subscription Agreement, and "Excepted Issuance Obligations" set forth in Section 2.1(c)(D) of each of the Note and the New Note.

          Except as set forth in this amendment and waiver, the Subscription Agreement, the New Subscription Agreement, and the other Transaction Documents and New Transaction Documents remain in full force and effect and no other rights or remedies are waived or changed. Please acknowledge your agreement with the foregoing by signing in the space provided below.


                                        Very truly yours,

                                        ICOA, INC.



                                        By: /s/ Erwin Vahlsing, Jr.
                                           --------------------------------
                                           Name: Erwin Vahlsing, Jr.
                                           Title: Chief Financial Officer



AGREED AND ACCEPTED
-------------------


LAURUS MASTER FUND, LTD.
--SUBSCRIBER



By: /s/ David Grin
   --------------------------------
   Name: David Grin
   Title: Fund Manager